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                                                                    Exhibit 10.2

                             TAX SHARING AGREEMENT

     Tax Sharing Agreement (the "Agreement") dated as of March 31, 2000 by and between Baxter International Inc. a Delaware corporation ("Baxter") and, Edwards Lifesciences Corporation, a Delaware corporation (CVG):

     WHEREAS, Baxter and CVG have entered into an Agreement and Plan of Reorganization dated as of March 15, 2000 (the "Reorganization Agreement"); and;

     WHEREAS, pursuant to the Reorganization Agreement all the issued and outstanding common stock of CVG will be distributed by Baxter (pro rata) to the holders of its common stock (the "Distribution"); and

     WHEREAS, the parties hereto desire to provide for the payment of tax liabilities and entitlement to tax refunds for the taxable periods ending before, on or after the date of the Distribution, to allocate responsibility and provide for cooperation in the preparation and filing of tax returns with respect to such taxable periods, and to provide for certain other related matters:

     NOW, THEREFORE, Baxter, on behalf of itself and members of the Baxter Group (as hereinafter defined), and CVG, on behalf of itself and members of the CVG Group (as hereinafter defined), in consideration of the mutual covenants contained herein, agree as follows:

                                       1
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                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     As used in this Agreement, the following terms shall have the following meanings, (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

     "CVG" means the present and future subsidiaries, divisions and businesses and former divisions and businesses of any member of the CVG Group which are not, or are not contemplated by the Reorganization Agreement to be, part of the Baxter Group immediately after the Distribution, including former divisions or subsidiaries described as the Divested Businesses in the Reorganization Agreement.

     "CVG Business" has the meaning set forth in the Reorganization Agreement but shall also be defined to include any operations consolidated with CVG for financial reporting purposes

     "CVG Employee" has the meaning set forth in section 12.1 of the Reorganization Agreement.

     "CVG Group" means CVG and its direct and indirect subsidiaries on and after the Distribution Date, including former divisions and subsidiaries described as the Divested Businesses as defined in the Reorganization Agreement.

     " CVG Distribution Date Balance Sheet" means the CVG balance sheet as of the Distribution Date


     "CVG 1999 Currently Payable Federal Income Tax Expense" means the amount of U.S. Baxter consolidated federal income tax liability attributable to the CVG Business for

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items reported in Baxter's 1999 consolidated federal income tax return as filed, computed at a 35% tax rate. This amount shall be determined in good faith by Baxter, after consulting with CVG, on the basis of CVG Business items as such items are reported (or should properly have been reported) on the tax packages and other information provided by CVG under section 2.08 of this Agreement.

     "CVG 1999 Estimated Currently Payable Federal Income Tax Expense" means the U.S. Baxter 1999 consolidated federal income tax expense attributable to the CVG Business for the taxable year ended December 31 1999, less the net increase (or plus the net decrease) in the deferred federal income tax liabilities attributable to the CVG Business through December 31, 1999, as reported in CVG's consolidated balance sheet as of the December 31, 1999 and consolidated income statement through December 31, 1999. Any adjustments to CVG's deferred tax liabilities for periods ending prior to January 1, 1999 shall be disregarded for this purpose.

     "CVG 1999 Currently Payable State Income Tax Expense" means the amount of U.S. state income tax liability attributable to the CVG Business for items reported in Baxter's 1999 state income tax returns as filed, computed at an 8% tax rate. This amount shall be determined in good faith by Baxter, after consulting with CVG, on the basis of CVG Business items as such items are reported (or should properly have been reported) on the tax packages and other information provided by CVG under section 2.05 of this Agreement.

     "CVG's 1999 Estimated Currently Payable State Income Tax Expense" means the U.S. state income tax expense attributable to the CVG Business through the Distribution Date, less the net increase (or plus the net decrease) in the deferred state income tax liabilities attributable to the CVG Business through December 31, 1999, as reported in CVG's consolidated balance sheet as of December 31, 1999 and consolidated income statement through December 31, 1999. Any adjustments to CVG's deferred tax liabilities for periods ending prior to January 1, 1999 shall be disregarded for this purpose.

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     "CVG 2000 Currently Payable Federal Income Tax Expense" means the amount of
U.S. Baxter consolidated federal income tax liability attributable to the CVG Business for items reported in Baxter's 2000 consolidated federal income tax return as filed, computed at a 35% tax rate. This amount shall be determined in good faith by Baxter, after consulting with CVG, on the basis of CVG Business items as such items are reported (or should properly have been reported) on the tax packages and other information provided by CVG under section 2.08 of this Agreement.

     "CVG 2000 Estimated Currently Payable Federal Income Tax Expense" means the U.S. Baxter 2000 consolidated federal income tax expense attributable to the CVG Business through the Distribution Date, less the net increase (or plus the net decrease) in the deferred federal income tax liabilities attributable to the CVG Business through the Distribution Date, as reported in CVG's consolidated balance sheet as of the Distribution Date and consolidated income statement through the Distribution Date. Any adjustments to CVG's deferred tax liabilities for periods ending prior to January 1, 2000 shall be disregarded for this purpose.

     "CVG 2000 Currently Payable State Income Tax Expense" means the amount of U.S. state income tax liability attributable to the CVG Business for items reported in Baxter's 2000 state income tax returns as filed, computed at an 8% tax rate. This amount shall be determined in good faith by Baxter, after consulting with CVG, on the basis of CVG Business items as such items are reported (or should properly have been reported) on the tax packages and other information provided by CVG under section 2.05 of this Agreement.

     "CVG's 2000 Estimated Currently Payable State Income Tax Expense" means the U.S. state income tax expense attributable to the CVG Business through the Distribution Date, less the net increase (or plus the net decrease) in the deferred state income tax liabilities attributable to the CVG Business through the Distribution Date, as reported in

                                       4
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CVG's consolidated balance sheet as of the Distribution Date and consolidated income statement through the Distribution Date. Any adjustments to CVG's deferred tax liabilities for periods ending prior to January 1, 2000 shall be disregarded for this purpose.

     "Baxter Businesses" means the present and former subsidiaries, divisions and businesses of any member of the Baxter Group, other than the CVG Business.

     "Baxter Employee" means any employee of the Baxter Group who is not a CVG Employee.

     "Baxter Group" means Baxter and its past and present subsidiaries, except for: (1) members of the CVG Group, (2) the CVG Business, and (3) any past or present subsidiaries, divisions or businesses of Baxter (or of any of its past or present subsidiaries) which (i) relate to the CVG Business and (ii) which are not, or are not contemplated by the Reorganization Agreement to be, part of the Baxter Group after the Distribution.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

     "Disqualifying Disposition" means any disposition of Section 423 CVG Stock or Section 423 Baxter Stock which does not meet the requirements of section 423(a) of the Code.

     "Distribution Date" means the date of the Distribution. For all purposes of this Agreement, the Distribution shall be deemed effective as of the close of business on the Distribution Date.

     "Final Determination" means, with respect to any issue or item for any taxable period the earliest to occur of the following: (i) a decision by a court of competent jurisdiction, but only after such decision has become final and unappealable; (ii) the expiration of the time for filing a claim for refund or, if a refund claim has been timely filed, the time for instituting a suit in respect of such refund claim, provided that no further adjustment to the items of income, gain, loss, deduction or credit for such period may thereafter be made; (iii) the execution by or on behalf of the taxpayer and the IRS of a closing agreement under Section 7121 of the Code or comparable agreements under the laws of other jurisdictions;
(iv) the acceptance by the IRS or its counsel of a tender pursuant to an offer in compromise under Section 7122 of the Code, or comparable agreements under the laws of other jurisdictions; (v) the execution of a Form 870 or Form 870AD and the subsequent payment of the tax deficiency or the receipt of the refund reflected therein; or (vi) any other final and irrevocable determination of the tax liability of a party to this Agreement for any taxable period.

     "IRS Adjustments" means any adjustments made by the Internal Revenue Service ("IRS") with respect to any United States ("U.S.") Federal income Tax Returns of Baxter (or any member of the Baxter Group) in which any part of CVG is included for taxable periods beginning before the Distribution Date.

     "Sales, Use, or Property Tax" means any sales, use, or property tax (and any related interest or penalties) relating to the CVG Businesses conducted in the United States.

     "Section 423 CVG Stock" means CVG Stock received as a distribution on
Section 423 Baxter Stock pursuant to the Reorganization Agreement.

     "Section 423 Baxter Stock" means Baxter stock acquired pursuant to the Baxter Qualified Employee Stock Purchase Plan, adopted pursuant to the 1987 Incentive Compensation Program.

     "Tax" means any of the Taxes.

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     "Taxes" means taxes arising from all forms of taxation, whenever created or imposed, and whether of the United States of America or elsewhere, and whether imposed by a local, municipal, governmental, state, federation or other body, and without limiting the generality of the foregoing, shall include income, sales, use, ad valorem, gross receipts, value added, franchise, transfer, stamp, recording, withholding, payroll, employment, excise, occupation, premium or property taxes, together with any related interest, penalties and additions to tax, or additional amounts imposed by any taxing authority (domestic or foreign) upon the CVG Group, the Baxter Group or any of their respective members or divisions or branches.

     A "Tax Benefit" arises whenever a member's liability for Taxes may be reduced in future periods as a result of an adjustment by a taxing authority in the year under examination, whether or not such reduction is presently assured. Examples of a Tax Benefit include the Taxes associated with an increase in the basis of an asset or the deferral of a deduction. A Tax Benefit does not include a change in the amount of a tax credit available. The amount of any Tax Benefit shall be computed using a tax rate of 35% for federal income tax purposes and 5.2% (8% state income tax rate less a 35% federal benefit) for state income tax purposes.

     A "Tax Detriment" arises whenever a member's liability for Taxes may be increased in future periods as a result of an adjustment by a taxing jurisdiction in the year under examination, whether or not such increase is presently assured. Examples of a Tax Detriment include the Taxes associated with a decrease in the basis of an asset or the acceleration of a deduction. A Tax Detriment does not include a change in the amount of a tax credit available. The amount of a Tax Detriment shall be computed using a tax rate of 35% for federal income tax purposes and 5.2% (8% state income tax rate less a 35% federal benefit) for state income tax purposes.

     "Tax Return" means any return, filing, questionnaire or other document required to be filed, including amended returns that may be filed, for any period with any taxing

                                       7
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authority (whether domestic or foreign) in connection with any Tax or Taxes
(whether or not a payment is required to be made with respect to such filing).

     "Transaction Taxes" means all sales, use, transfer, VAT, stamp, registration, capital gains, income tax, ad valorem, gross receipts, recording, withholding (other than payroll tax withholding), and similar taxes or fees (including, without limitation, all real estate, patent, copyright and trademark transfer taxes and recording fees) payable in connection with the transactions contemplated in the Reorganization Agreement, together with any related interest, penalties, or additions to tax.


                                   ARTICLE II

                     PREPARATION AND FILING OF TAX RETURNS
                     -------------------------------------

     Section 2.01.  Manner of Preparation.  All Tax Returns for taxable periods
                    ----------------------
beginning before the Distribution Date which are filed after the Distribution Date shall be prepared on a basis consistent with prior return treatment (provided such basis does not have an adverse effect on the elections, accounting methods, conventions, and principles of taxation used for any taxable period ending on or before the Distribution Date), and shall be filed on a timely basis by the party responsible for such filing under this Agreement. Subject to the provisions of this Agreement, all decisions relating to the preparation and filing of Tax Returns and any audit or other review of such Tax Returns shall be made in the sole discretion of the party responsible under this Agreement for such filing.

     Section 2.02.  Pre-Distribution Consolidated U.S. Federal Income Tax
                    -----------------------------------------------------
Returns.    Baxter shall prepare and file all consolidated U.S. federal income
--------
Tax Returns that include both a member of the Baxter Group and part of the CVG Business, and that are required to be filed for periods beginning before the Distribution Date. Baxter agrees to pay to the

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IRS the consolidated U.S. federal income tax liabilities reported on these returns on a timely basis.

     Baxter shall refund to CVG any excess of: (i) CVG's 1999 Estimated Currently Payable Federal Income Tax Expense, over (ii) CVG's 1999 Currently Payable Federal Income Tax Expense. CVG shall refund to Baxter any excess of:
(i) CVG's 1999 Currently Payable Federal Income Tax Expense, over (ii) CVG's 1999 Estimated Currently Payable Federal Income Tax Expense. Payments under this section shall be due within 30 days after the due date (including extensions) of Baxter's 1999 consolidated U.S. federal income tax return.


     Baxter shall refund to CVG any excess of: (i) CVG's 2000 Estimated Currently Payable Federal Income Tax Expense, over (ii) CVG's 2000 Currently Payable Federal Income Tax Expense. CVG shall refund to Baxter any excess of:
(i) CVG's 2000 Currently Payable Federal Income Tax Expense, over (ii) CVG's 2000 Estimated Currently Payable Federal Income Tax Expense. Payments under this section shall be due within 30 days after the due date (including extensions) of Baxter's 2000 consolidated U.S. federal income tax return.

     Section 2.03  Pre-Distribution U.S. State Income Tax Returns.   All U.S.
                   -----------------------------------------------
state income tax returns (whether consolidated, unitary, combined, or separate) of a member of the Baxter Group which:


(i)  include part of the CVG Business, and

(ii) are required to be filed for periods beginning before the Distribution Date shall be filed by the Baxter member. The Baxter member shall also be responsible for paying the tax liability shown on the return to the appropriate taxing authority.

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     Baxter shall refund to CVG any excess of: (i) CVG's 1999 Estimated
Currently Payable State Income Tax Expense, over (ii) CVG's 1999 Currently Payable State Income Tax Expense. CVG shall refund to Baxter any excess of: (i) CVG's 1999 Currently Payable State Income Tax Expense, over (ii) CVG's
1999 Estimated Currently Payable State Income Tax Expense. Payments under this section shall be due within 30 days after the due date (including extensions) of the relevant state income tax return.

     Baxter shall refund to CVG any excess of: (i) CVG's 2000 Estimated Currently Payable State Income Tax Expense, over (ii) CVG's 2000 Currently Payable State Income Tax Expense. CVG shall refund to Baxter any excess of: (i) CVG's 2000 Currently Payable State Income Tax Expense, over (ii) CVG's
2000 Estimated Currently Payable State Income Tax Expense. Payments under this section shall be due within 30 days after the due date (including extensions) of the relevant state income tax return.

     Section 2.04  International Tax Returns-CVG Entities. CVG shall be
                   ---------------------------------------
responsible for filing Tax Returns and paying all Tax Liabilities with respect to the following entities for all taxable periods:


     Baxter Participacoes e Commercial Ltda. (Brazil)

     Macchi Engenharia Ltda. (Brazil)

     Baxter Cardiovascular Private Limited (India)

     Xenomedica A.G

     PAS Palzer GmbH and Co. KG

     PAS Palzer Verwaltungs GmbH

     CVG shall also be responsible for filing Tax Returns and paying all Tax Liabilities with respect to CVG entities that are formed pursuant to the Reorganization Agreement.

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     Section 2.05  Other Pre-Distribution Tax Returns.   All Tax Returns (except
                   -----------------------------------
as provided hereunder or in Sections 2.02, 2.03 or 2.04 above) which:

(i)  include or are filed by a member of the Baxter Group or the CVG
     Group, and

(ii) are required to be filed for periods beginning before the Distribution Date shall be filed by the appropriate Baxter or CVG member in accordance with local law or custom. The party filing such return shall also be responsible for paying the tax liability shown on the return to the appropriate taxing authority.

     Section 2.06  Sales, Use, or Property Tax Returns.  Sales, Use, or Property
                   -----------------------------------
Tax Returns and all liability for payment of Sales, Use or Property Tax relating to the CVG Business for all periods shall be the responsibility of the CVG Group. $600,000 of existing sales use and property tax reserves relating to the CVG group will be transferred to CVG

     Section 2.07  Franchise Tax Returns.  U.S. state franchise taxes and tax
                   ----------------------
returns for all periods beginning before the Distribution Date shall be the responsibility of the Baxter Group. Notwithstanding the foregoing, U.S. state franchise taxes and tax returns for entities formed pursuant to the Reorganization Agreement shall be the responsibility of the CVG Group.

     Section 2.08  Tax packages and other information.  CVG shall provide
                   -----------------------------------
Baxter with: (i) domestic and foreign income tax packages prepared for 1999 and 2000 on a basis consistent with prior treatment, (ii) any and all information, documentation, working papers and schedules relating to the CVG Businesses and the CVG Group reasonably requested by Baxter for use in connection with the preparation and filing of any Tax Return required to be filed by Baxter, and
(iii) a reconciliation of book income to U.S. federal taxable income for the CVG Businesses for 1999 and the period January 1, 2000 through the Distribution Date.

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      CVG shall use its best efforts to provide Baxter with such  tax packages, information, documentation, working papers, schedules and book-tax reconciliation on or before the first day of the fourth month following the end of the period to which they relate, but in any event shall provide them no later than the fifteenth day of the sixth month following the end of the period to which they relate.

     Section 2.09.  Post-Distribution Date Tax Returns.  To the extent not
                    -----------------------------------
covered above, all Tax Returns and liability for payment of Taxes for periods ending after the Distribution Date shall be the responsibility of the Baxter Group if such Tax Returns or taxes relate to Baxter Businesses, and shall be the responsibility of the CVG Group if such Tax Returns or Taxes relate to the CVG Business.

     Section 2.10.  Allocation of Tax Attributes.
                    -----------------------------

     (a)  Foreign Tax Credit Related Items.  Earnings and profits and foreign
          ---------------------------------
taxes paid shall be allocated between Baxter and CVG in accordance with applicable Treasury Regulations.

     (b)  Research Credit Base.   For purposes of the research and
          ---------------------
experimentation tax credit under section 41 of the Code, the parties agree to allocate a portion of the Baxter Group's gross receipts and qualified research expenses to the CVG Group as set forth in the attached schedule, pursuant to section 41(f)(3)(B) of the Code. No adjustments or payments shall be made if a subsequent audit or other event results in a determination that this allocation was not correct. Baxter has provided documentation to CVG to support such gross receipts and qualified research expenses, and will provide CVG with access to the original tax packages and tax returns as necessary for audit purposes.

     (c)  Other Tax Attributes.   All other tax attributes of the Baxter Group
          ---------------------
(including, but not limited to, net operating loss carryforwards) shall remain with the Baxter Group

                                       12
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and shall not be allocated in whole or in part to the CVG Group If pursuant to a
Final Determination, any portion of the consolidated AMT credit is allocated to CVG (the "Excess Credit"), an amount equal to the Excess Credit shall be paid by CVG to Baxter at the time of such Final Determination.


     Section 2.11.   Employee Stock Incentives.   Baxter shall be entitled to
                     --------------------------
all tax deductions arising by reason of any Disqualifying Disposition by: (i) Baxter Employees of Section 423 CVG Stock or Section 423 Baxter Stock, or (ii) CVG Employees of Section 423 Baxter Stock. CVG shall be entitled to all tax deductions arising by reason of any Disqualifying Disposition by CVG Employees of Section 423 CVG Stock. The party entitled to tax deductions under this
Section 2.11 shall also be responsible for any employment related taxes and governmental filings associated with the tax deduction being claimed.

     Baxter shall be responsible to make all reports required to be made to the relevant tax authorities with respect to Disqualifying Dispositions where Baxter is entitled to the corresponding tax deductions hereunder. CVG shall be responsible to make all reports required to be made to the relevant tax authorities with respect to Disqualifying Dispositions where CVG is entitled to the corresponding tax deductions hereunder.

     CVG shall report to Baxter, in no case later than 30 days after the end of each calendar month, any Disqualifying Disposition made by Baxter Employees during such month of Section 423 CVG Stock.

     Baxter shall be entitled to all tax deductions arising: (i) by reason of any exercises of nonqualified stock options to purchase Baxter shares of stock, or (ii) with respect to vesting on or after the Distribution Date of any shares of Baxter restricted stock which are owned by Baxter Employees or CVG Employees.

                                       13
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     If, pursuant to a Final Determination, all or any part of a tax deduction described in this section is disallowed to Baxter, then CVG shall reimburse Baxter for any additional Taxes owed by reason of such disallowance, but only to the extent that, as a result of such disallowance, CVG is allowed a tax deduction attributable to such Disqualifying Disposition. In such case, CVG shall report the allowed tax deduction and shall reimburse Baxter at the time CVG receives a refund attributable to such deduction or otherwise realizes the economic benefit thereof.

     2.12  Abandoned/Unclaimed Property.   Baxter will retain liability for
           ----------------------------
abandoned and unclaimed property reported to it by CVG as of the Distribution Date in accordance with the Baxter corporate policy for reporting unclaimed property. CVG to retain liability for abandoned and unclaimed property of CVG not reported to Baxter as of the Distribution Date.

                                  ARTICLE III

                       TAX DEFICIENCIES AND OVERPAYMENTS
                       ---------------------------------

     Section 3.01.   General Rule.   Except as otherwise provided in this
                     -------------
Agreement, Baxter is responsible for paying all tax deficiencies, interest, penalties, and additions to tax (and entitled to receive all refunds and interest) resulting from any adjustment made by any taxing authority with respect to any tax return of Baxter (or any member of the Baxter Group) in which any member of the CVG Group is included.

     Pursuant to Sections 3.02 through 3.05 hereof, Baxter is entitled to cash reimbursements from CVG, or must make cash payments to CVG, in certain circumstances described below.

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     No cash reimbursements or payments are required with respect to adjustments made by any taxing authority relating to the returns of any member of the CVG Group which do not include Baxter or a member of the Baxter Group.

     Section 3.02.  Payments by CVG  (a)  U.S. Federal or State Income Tax
                    ---------------       --------------------------------
Adjustments.   To the extent that any IRS Adjustment or similar adjustment by a
-----------
state tax authority of a Tax Return filed by a member of the Baxter Group that includes any part of the CVG Business for taxable periods beginning before the Distribution Date 1.) results in a Tax Benefit to any member of the CVG Group, or 2) results in additional Taxes to Baxter and is attributable solely to CVG's failure to provide timely sufficient documentation under Section 4.03 of this Agreement, CVG shall pay Baxter the amount of such Tax Benefit or additional Taxes as the case may be. Where any such adjustment is attributable solely to CVG's failure to provide timely documentation pursuant to the request of the IRS or any state tax authority, CVG shall also pay Baxter any interest, penalties, or additions to tax attributable to such adjustment (per Section 3.02(a)(2). The amount of such Tax Benefit shall be determined in good faith by Baxter, after consulting with CVG.

     (b)   Other Tax Adjustments-Pre Distribution Date Taxable Periods.   If any
           ------------------------------------------------------------
adjustments (including the filing of an amended return to reflect any such adjustments) are made by any taxing authority with respect to any Tax Returns (other than U.S. federal or state income tax returns) of Baxter (or any member of the Baxter Group) in which any part of the CVG Business is included for taxable periods beginning before the Distribution Date, then to the extent that such adjustments:

i)    are attributable to part of the CVG Business; and

ii) may decrease the net taxable income of, or increase the net taxable loss or tax credits of, any member of the CVG Business for taxable periods beginning on or after the Distribution Date, and

iii) result in a greater Tax liability for Baxter or any member of the Baxter Group (in either case without regard to any offsetting adjustments to other members of the Baxter Group),

CVG and each other member of the CVG Group shall pay Baxter the difference between the Tax liability on the respective Tax Return before and after taking into account the adjustment, determined without regard to any interest, penalties, or additions to tax, unless such interest, penalties, or additions to tax are attributable to failure to provide timely sufficient documentation under
Section 4.03 of this Agreement by any member of the CVG Group. The amount of such adjustment shall be determined in good faith by Baxter, after consulting with CVG

     c)   Other Tax Adjustments-Post Distribution Date Taxable Periods.   If any
          -------------------------------------------------------------
adjustments (including the filing of an amended return to reflect any such adjustments) are made by any taxing authority with respect to any Tax Returns (other than U.S. federal or state income tax returns) of Baxter (or any member of the Baxter Group) in which any part of the CVG Business is included for taxable periods ending after the Distribution Date, then to the extent that such adjustments:

i)    are attributable to the transfer of the CVG Business; and

ii) result in a greater Tax liability for Baxter or any member of the Baxter Group (in either case without regard to any offsetting adjustments to other members of the Baxter Group),

CVG and each other member of the CVG Group shall pay Baxter the difference between the Tax liability on the respective Tax Return before and after taking into account the adjustment, determined without regard to any interest, penalties, or additions to tax. The amount of such adjustment shall be determined in good faith by Baxter, after consulting with CVG

     (d)    Manner of Payment.  If CVG shall have any liability as a result of
            -----------------
this Section 3.02, the amount thereof shall be paid by CVG to Baxter within thirty (30) days after the receipt by CVG of written notice of such liability, together with a computation of the amount due and supporting documentation in such detail as CVG may reasonably request to verify the computation of the amount due. Baxter may give such written notice to CVG only after a Final Determination has occurred.

     (e) Notwithstanding Paragraph 3.02(d) above, any liability of CVG to Baxter arising under Paragraph 3.02(c) shall be payable by CVG only at such time as it realizes the economic benefit of any increase in tax basis arising from the transfer of the CVG Business (Basis Increase). The calculation of economic benefit shall utilize the respective country's statutory tax rate in effect during the tax year in which the CVG Business claims a tax deduction relating to the Basis Increase. In determining whether CVG has realized any economic benefit with respect to the Basis Increase, tax deductions relating thereto shall be deemed utilized prior to any other tax deductions.

    Section 3.03.  Payments by Baxter.  (a)  U.S. Federal or State Income Tax
                   -------------------       --------------------------------
Adjustments. To the extent that any IRS Adjustment or similar adjustment by a
-----------
state tax authority of a Tax Return filed by a member of the Baxter Group that includes any part of the CVG Business for taxable periods beginning before the Distribution Date results in a Tax Detriment to any member of the CVG Group, Baxter shall remit to CVG the amount of such Tax Detriment, determined without regard to any interest, penalties, or additions to tax. The amount of such Tax Detriment shall be determined in good faith by Baxter, after consulting with CVG.

     (b)  Other Tax Adjustments-Pre Distribution Date Taxable Periods.   If any
          ------------------------------------------------------------
adjustments (including the filing of an amended return to reflect any such adjustments) are made by any taxing authority with respect to any Tax Returns (other than U.S. federal or state tax returns) of Baxter (or any member of the Baxter Group) in which any part of the CVG Business is included for taxable periods beginning before the Distribution Date, then to the extent that such adjustments are attributable to part of the CVG BUSINESS;

i) result in a reduced Tax liability for Baxter (without regard to any offsetting adjustments to other members of the Baxter Group),and

ii) may increase the net taxable income of, or decrease the net taxable loss or tax credits of, any member of the CVG Business for taxable periods beginning on or after the Distribution Date,


then Baxter shall pay to CVG the difference between the Tax liability on the respective tax return before and after taking into account the adjustment, determined without regard to any interest, penalties, or additions to tax. The amount of such adjustment shall be determined in good faith by Baxter, after consulting with CVG.

          (c)   Manner of Payment.   Baxter shall pay amounts due from it to CVG
                ------------------
as a result of this Section 3.03 within thirty (30) days after a Final Determination. Such payments shall be accompanied by a computation of the amount due and supporting documentation in such detail as CVG may reasonably request to verify the computation of the amount due.

          Section 3.04. Transaction Taxes.  Except as otherwise provided in this
                        ------------------
Agreement, CVG is responsible for the payment of all Transaction Taxes other than income taxes and capital gains taxes.

          Section 3.05. No Other Payments. Anything to the contrary
                        ------------------
notwithstanding, except as provided in this Article III or the Reorganization Agreement, no member of the

CVG Group shall be entitled to any payment from any member of the Baxter Group, and no member of the Baxter Group shall be entitled to any payment from any member of the CVG Group, as a result of any IRS Adjustment or adjustment by any other taxing authority.


                                  ARTICLE IV

                     TAX AUDITS AND ADMINISTRATIVE MATTERS
                     -------------------------------------

          Section 4.01.  Tax Audits and Controversies.  (a)  U.S. Federal
                         -----------------------------       ------------
Income Taxes.  Except as otherwise provided in this Section 4.01, Baxter shall
------------
have the exclusive authority and obligation to represent each member of the CVG Group before the IRS or any other governmental agency or authority or before any court with respect to any matter affecting the U.S. federal income tax liability of any member of either the Baxter Group or the CVG Group for any tax period beginning before the Distribution Date, in each such case (i) consulting with CVG with regard to any such administrative or judicial proceeding and any proposed compromise or settlement thereof, and (ii) acting in good faith. Such representation shall include, but shall not be limited to exclusive control over
(i) any response to any examination by the IRS of U.S. federal income tax returns and (ii) any contest through a Final Determination of any issue included in any U.S. federal income Tax Return that includes a member of the Baxter Group, including, but not limited to (A) whether and in what forum to conduct such contest, and (B) whether and on what basis to settle such contest.

          Baxter shall give timely notice to CVG of any inquiry, the assertion of any claim or the commencement of any suit, action or proceeding in respect of which any member of the CVG Group may incur any then known (by Baxter) future U.S. federal income Tax liability or in respect of which indemnity for U.S. federal corporate income taxes may be sought under this Agreement against CVG or any member of the CVG Group and will give CVG such information with respect thereto as CVG may reasonably request.

          (b)  Other Taxes.   Except as otherwise provided in this Section 4.01,
               ------------
the party responsible for filing any Tax Return (other than U.S. federal income tax returns) pursuant to Sections 2.03 through 2.07 hereof shall, at its own expense, have the exclusive authority to represent each member of the Baxter Group and of the CVG Group before any governmental agency or authority or before any court with respect to any matter affecting the Tax liability of any member of either the Baxter Group or the CVG Group for any tax period beginning before the Distribution Date and ending after the Distribution Date, in each case (i) consulting with the other group and the other group's tax counsel with regard to any such administrative or judicial proceeding and any proposed compromise or settlement thereof, and (ii) acting in good faith. The Baxter Group shall have, at its own expense, the exclusive authority as described above to represent each member of the Baxter Group and of the CVG Group for all taxable periods ending on or before the Distribution Date.

          Section 4.02.   Retention of Books and Records.  In accordance with
                          -------------------------------
Baxter's records retention guidelines as of the date hereof, CVG will retain (for 10 years or longer as required) all information with respect to Baxter in the possession of any member of the CVG Group on the Distribution Date which is needed to support Tax Returns and Tax audits. CVG shall ensure that it retains access to any equipment necessary to read any of the information to be retained by CVG pursuant to this section 4.02. CVG will provide Baxter (and afford Baxter full access to, and the right to inspect and copy at any reasonable time) such information and use of such equipment upon Baxter's reasonable request, at no cost to Baxter (other than reasonable out-of-pocket expenses of CVG). At the expiration of the applicable records retention period, CVG may dispose of the information upon prior notice to Baxter. For a period of 45 days immediately following such notice, Baxter shall have the right to remove and take title to all such information (in any form including, without limitation, books, records, computer tapes, and computer disks).

          This section 4.02 is in addition to any records retention requirements contained in the Reorganization Agreement. In the event of any conflict, the provisions of this Tax Sharing Agreement shall govern.

          Section 4.03.   Cooperation regarding Return Filing, Examinations and
                          -----------------------------------------------------
Controversies. (a)  CVG's Obligations.  In addition to any obligations
-------------       -----------------
imposed pursuant to the Reorganization Agreement, CVG and each other member of the CVG Group shall fully cooperate with Baxter and its representatives, in a prompt and timely manner, in connection with the preparation and filing of and any inquiry, audit, examination, investigation, dispute, or litigation involving any Tax Return filed or required to be filed by or for any member of the Baxter Group for any taxable period beginning before the Distribution Date, and relating to issues involving the CVG Business. Such cooperation shall include, but not be limited to, making available to Baxter, during normal business hours, and within thirty (30) days after any request therefor, all books, records and information, and the assistance of all officers and employees, necessary or useful in connection with any tax inquiry, audit, examination, investigation, dispute, litigation, or any other matter.

          CVG agrees on behalf of itself and each member of the CVG Group to execute and deliver to Baxter, when so requested by Baxter, any power of attorney required to allow Baxter and its counsel to represent CVG or such other CVG Group member in any controversy which Baxter shall have the right to control pursuant to the terms of Section 4.01 of this Agreement.

          (b)  Baxter's Obligations.  In addition to any obligations imposed
               --------------------
pursuant to the Reorganization Agreement, Baxter shall fully cooperate with CVG and its representatives, in a prompt and timely manner, in connection with (i) the preparation and filing of and (ii) any inquiry, audit, examination, investigation, dispute, or litigation involving, any Tax Return filed or required to be filed by or for any member of the CVG Group. Such cooperation shall include, but not be limited to, making available to CVG, during normal business hours, and within thirty (30) days after any request therefor, all books, records and information, and the assistance of all officers and employees, necessary or useful in connection with any tax inquiry, audit, examination, investigation, dispute, litigation or any other matter.

          Baxter agrees on behalf of itself and each member of the Baxter Group to execute and deliver to CVG, when so requested by CVG, any power of attorney required to allow CVG and its counsel to represent Baxter or such other Baxter Group member in any controversy which CVG shall have the right to control pursuant to the terms of Section 4.01(b) of this Agreement.

          (c)     Remedy for Failure to Comply.  If Baxter reasonably determines
                  -----------------------------
that CVG is not for any reason fulfilling its obligations under Section 4.03
(a), or if CVG reasonably determines that Baxter is not for any reason fulfilling its obligations under Section 4.03(b), then Baxter or CVG, as the case may be, shall have the right to appoint, at the expense of the other, an independent entity such as a nationally-recognized public accounting firm to assist the other in meeting its obligations under this Section 4.03. Such entity shall have complete access to all books, records and information, and the complete cooperation of all officers and employees, of CVG or Baxter, as the case may be.

          Section 4.04.   Interest on Late Payments.  Any amount payable under
                          --------------------------
this Agreement by CVG to Baxter, or by Baxter to CVG, shall (if not paid within ten (10) business days after the due date specified in this Agreement) bear interest from such due date until the date paid, at the rate of one percent (1%) per month, or portion thereof, until received.

          Section 4.05.    Character and Effect of Payments.  All amounts paid
                           ---------------------------------
pursuant to this Agreement by one party to another party (other than interest payable under Section 4.04, above) shall be treated by such parties as intercompany settlements or liabilities existing on the Distribution Date for income tax and other tax purposes.

          Section 4.06.   Agency.  It is understood and acknowledged that in
                          -------
accordance with Reg. 1.1502-77, Baxter shall be the agent for the Baxter Group (including the CVG Group with respect to taxable years ending on or before the Distribution Date) with respect to all matters referred to therein.


                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

          Section 5.01.   Severability.  In case any one or more of the
                          -------------
provisions contained in this Agreement should be invalid, illegal or unenforceable, the enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          Section 5.02.   Modification of Agreement.  No modification,
                          --------------------------
amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto and then such modification, amendment or waiver shall be effective only in the specific instance and for the purpose for which given.

          Section  5.03.  Conflict with the Reorganization Agreement or Other
                          ---------------------------------------------------
Tax Agreements.  Anything in the Reorganization Agreement to the contrary
---------------
notwithstanding, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the Reorganization Agreement, the provisions of this Agreement shall control. This Agreement supersedes any tax sharing, tax indemnity or similar agreement that may have previously existed between any member of the Baxter Group and any member of the CVG Group.

          Section 5.04.   Notices.  All notices or other communications required
                          --------
or permitted under this Agreement shall be delivered by hand, mailed by certified or registered mail, postage prepaid and return receipt requested, or sent by cable, telegram, telex or telecopy (confirmed by regular, first-class mail), to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

                   (a)  In the case of Baxter, to:


                        Baxter International Inc.

                        One Baxter Parkway

                        Deerfield, IL 60015

                        Attn:  Vice President - Taxes


                   (b)  In the case of CVG, to:


                        Edwards Lifesciences Corporation

                        17221 Red Hill Avenue

                        Irvine, CA 92614


                        Attn:  Vice President or Director - Taxes

          Section 5.05.  Application to Present and Future Subsidiaries.
                         -----------------------------------------------
This Agreement is being entered into by Baxter and CVG on behalf of themselves and each member of the Baxter Group and the CVG Group, respectively. This Agreement shall constitute a direct obligation of each such member and shall be deemed to have been readopted and affirmed on behalf of any corporation which becomes a member of the Baxter Group or the CVG Group in the future. Baxter and CVG hereby guarantee the performance of all actions, agreements and obligations provided for under this Agreement of each member of the Baxter Group and the CVG Group, respectively. Baxter and CVG shall, upon the written request of the other, cause any of their respective group members formally to execute this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the successors, assigns and persons controlling any of the corporations bound hereby.

          Section 5.06.  Term.  This Agreement shall commence on the date of
                         -----
execution indicated above and shall continue in effect until otherwise agreed to in writing by Baxter and CVG, or their successors.

          Section 5.07.  Titles and Headings.  Titles and headings to sections
                         --------------------
herein are inserted for the convenience of reference only and are not intended to be a part of to affect the meaning or interpretation of this Agreement.

          Section 5.08.  Singular and Plural.  As used herein, the singular
                         --------------------
shall include the plural and vice versa.

          Section 5.09.  Governing Law.  This Agreement shall be governed by the
                         --------------
laws of the state of Illinois, without regard to the principles of conflicts of laws thereof.

          Section 5.10   Dispute Resolution.  (a)  Escalation.  The parties
                         -------------------       -----------
agree that they will attempt to settle any claim or controversy arising out of this Agreement through good faith negotiations in the spirit of mutual cooperation between senior business executives with authority to resolve the controversy. Before taking action as provided in subsection (b), the parties shall first submit such claim or controversy to the appropriate Vice President/Director of Taxes of each party for resolution. If such individuals are unable to resolve such claim or controversy, either party may request that their respective chief executive officers, or their respective delegees, attempt to resolve the dispute. The officers or delegees to whom any such claim or controversy is submitted as provided above shall attempt to resolve the dispute through good faith negotiations over a reasonable period, not to exceed 30 days in the aggregate unless otherwise agreed. Such 30 day period shall be deemed to commence on the date of a notice from either party under Section 5.04 describing the particular claim or controversy.

          (b)  Arbitration.  Any dispute that is not resolved by negotiations
               ------------
pursuant to subsection (a) will, upon the written request of either party, be resolved by binding arbitration conducted in accordance with the Rules of the CPR Institute for Dispute Resolution by a sole arbitrator who is a former federal judge or other mutually agreed upon individual. Such arbitrator shall set a schedule for determination of such dispute that is reasonable under the circumstances. Such arbitrator shall determine the dispute in accordance with this Agreement and the substantive rules of law (but not the rules of procedure) that would be applied by a federal court sitting in Illinois. The arbitration shall take place in Lake Country, Illinois. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. (S)(S) 1 - 16. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction. Where this Agreement provides for future agreement by the parties, failure to reach such agreement shall not constitute a dispute subject to the provisions of this Section 24.2 except as expressly provided otherwise.

          Section 5.11.  Counterparts.  This Agreement may be executed in one or
                         -------------
more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other parties.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all on the day and year first above written.

                              BAXTER INTERNATIONAL INC.
                              a Delaware corporation


                              By:____________________________
                              Its

                              Edwards Lifesciences Corporation
                              a Delaware corporation



                              By:_____________________________
                              Its